As filed with the Securities and Exchange Commission on September 30,  2008

Registration No.  333- 152050

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 1 to
FORM  S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOGGLE, INC.
(Name of Registrant as specified  in Its Charter)

Delaware	7372	35-2327649
State of Jurisdiction or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

111 Presidential Boulevard
Suite 212
Bala Cynwyd, PA 19004

(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Alfredo Villa
Moggle, Inc.
111 Presidential Boulevard
Suite 212
Bala Cynwyd, PA 19004
(215) 463-4099

 (Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

Anthony M. Collura
McManus, Collura & Richter, P.C.
48 Wall Street
25th Floor
New York, NY 10005
(212) 425-3100

As soon as practicable after the effective date of this Registration Statement

(Not applicable)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Moggle. Inc.., a Delaware corporation (the “Company”), registered 12,000,000 shares of Common Stock (the “Registered Securities”), pursuant to a registration statement on Form S-1 (File No. 333- 152050) which was declared effective by the Securities and Exchange Commission on September 3, 2008. The Company has sold 2,560 shares of the Registered Securities generating $2,560 in gross proceeds as of the date of this Post Effective Amendment.

Pursuant to Rule 478 under the Securities Act of 1933, as amended, the Company files this Post-Effective Amendment No. 1 to deregister and to remove from registration 11,997,440 shares of the Registered Securities.  Such securities remained unissued and unsold as of the date of the filing of this Post-Effective Amendment No. 1.  The Registration Statement is hereby amended to reflect the deregistration of11,997,440 shares  of the Registered Securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this amendment to this  registration statement to be signed on its behalf by the undersigned, Ernest Cimadamore in Philadelphia, Pennsylvania on  September 30 , 2008.

Moggle, Inc.

(Registrant)

By:	/s/ Ernest Cimadamore

Name:	Ernest Cimadamore
Title:	Secretary and Principal Financial Officer

In accordance with the requirements of the Securities Act of 1933, this amended registration statement was signed by the following persons in the capacities and on the dates stated:

Date: September 30, 2008
*
	Name:	Alfredo Villa
	Title:	President, Chief Executive Officer and Director

Date: September 30 , 2008
/s/ Ernest Cimadamore
	Name:	Ernest Cimadamore
	Title:	Principal Financial Officer (Principal Accounting Officer)

Date: September 30 , 2008
*
	Name:	Peter Pelullo
	Title:	Director and director of corporate development

Date: September 30 , 2008
*
	Name:	Jo Webber
	Title:	Director

Date: September 30 , 2008
*
	Name:	Mario Gabbrelli
	Title:	Director
Date: September 30, 2008
*
	Name:	Fausto Paparelli
	Title:	Director

*By:	/s/ Ernest Cimadamore
Name: Ernest Cimadamore
Title: Attorney-in-Fact